United States
Securities & Exchange Commission
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12.

Eagle Financial Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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April 25, 2019
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Eagle Financial Bancorp, Inc. The meeting will be held at the Western Hills Country Club, located at 5780 Cleves Warsaw Pike, Cincinnati, Ohio, 45233, at 3:00 p.m., local time, on Thursday, May 30, 2019.
The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company, as well as a representative of the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.
It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.
We look forward to seeing you at the meeting.
Sincerely,
Gary J. Koester
President and Chief Executive Officer

Eagle Financial Bancorp, Inc.
6415 Bridgetown Road
Cincinnati, Ohio 45248
(513) 574-0700

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	3:00 p.m. on Thursday, May 30, 2019.
PLACE	The Western Hills Country Club, located at 5780 Cleves Warsaw Pike, Cincinnati, Ohio 45233.
ITEMS OF BUSINESS
(1)
To elect two directors to serve for a term of three years.

(2)
To ratify the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

(3)
To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 29, 2019.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions, including how to vote by phone or internet, are printed on your proxy or voting instruction card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.
By Order of the Board of Directors
Patricia L. Walter
Corporate Secretary
April 25, 2019
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting
to be Held on May 30, 2019: The Proxy Statement, Notice and 2018 Annual Report are Available at: http://www.cstproxy.com/eaglesavings/2019.

Eagle Financial Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eagle Financial Bancorp, Inc. (the “Company” or “Eagle Financial”) to be used at the annual meeting of shareholders of the Company. The Company is the holding company for Eagle Savings Bank (the “Bank”). The annual meeting will be held at the Western Hills Country Club, located at 5780 Cleves Warsaw Pike, Cincinnati, Ohio 45233 on Thursday, May 30, 2019 at 3:00 p.m. local time. This proxy statement and the enclosed proxy card are being mailed to shareholders of record on or about April 25, 2019.
Voting and Proxy Procedure
Who Can Vote at the Meeting
You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 29, 2019. If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other holder of record. As the beneficial owner, you have the right to direct your broker or other holder of record how to vote by filling out a voting instruction form that accompanies these proxy materials. Your broker or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form provided by your broker or other holder of record that accompanies this proxy statement.
As of the close of business on March 29, 2019, there were 1,642,758 shares of Company common stock outstanding. Each share of common stock has one vote. The Company’s articles of incorporation provide that record owners of Company common stock beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock, unless a majority of unaffiliated directors (as defined in the articles of incorporation) grant such entitlement by resolution in advance of the acquisition of the excess shares.
Attending the Meeting
If you were a shareholder as of the close of business on March 29, 2019, you may attend the meeting. However, if your shares of Company common stock are held in street name, you will need proof of ownership to be admitted to the meeting. A recent account statement or letter from your broker or other holder of record are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from your broker or other holder of record.
Quorum and Vote Required for Proposals
Quorum.   A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.
Votes Required for Proposals.   At this year’s annual meeting, shareholders will elect two directors to serve for a term of three years and until their successors are elected and qualified. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of BKD, LLP (“BKD”) as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of BKD as our independent registered public accounting firm for the fiscal year ending December 31, 2019, the affirmative vote of a majority of the votes cast on the proposal is required.
Broker Non-Votes.   If you do not provide your broker or other record holder with voting instructions on certain non-routine matters, your broker will not have discretion to vote your shares on such matters. The election of directors is a non-routine matter. In the case of routine matters (e.g., the ratification of the appointment of the Company’s independent registered public accounting firm), your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on such matters.
How Votes Are Counted.   If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.
In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, abstentions will have no effect on the outcome of the vote.
Voting by Proxy
The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.
The Board of Directors recommends that you vote:
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for each of the nominees for director; and

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for ratification of the appointment of BKD as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Participants in the Eagle Savings Bank ESOP or 401(k) Plan
If you participate in the Eagle Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a vote authorization form for the plan that reflects all shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Eagle Financial common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the Eagle Savings Bank 401(k) Profit Sharing Plan (the “401(k) Plan”), a participant is entitled to vote the shares credited to his or her 401(k) Plan account. Shares for which no voting instructions are given or for which instructions were not timely received may be voted by the 401(k) Plan trustee as directed in the sole discretion of the Plan Administrator, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. The deadline for returning your ESOP and 401(k) Plan voting instructions is May 23, 2019.

Corporate Governance and Board Matters
General
The Company periodically reviews its corporate governance policies and procedures to ensure that the Company reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts what the Board believes are best corporate governance policies and practices for the Company.
Code of Ethics and Business Conduct
The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found in the “Investor Relations — Corporate Governance — Charters and Code of Ethics” section of the Company’s website, www.eaglesavings.com.
As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures for receiving, retaining and addressing complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.
The Company has also adopted an additional Code of Ethics that is applicable to our senior officers. This Code of Ethics is also available at our website at www.eaglesavings.com. Amendments to and waivers from the Code of Ethics for senior officers will also be disclosed on our website.
Director Independence
Eagle Financial currently has six directors. The Board of Directors has determined that each of the directors, with the exception of President and Chief Executive Officer Gary Koester, is “independent” as defined in NASDAQ Stock Market Rules (the “NASDAQ rules”). Mr. Koester is not independent because he is an executive officer.
In determining the independence of the directors listed above, the Board of Directors reviewed accounts that directors and their affiliates had with the Bank, none of which are required to be reported in this proxy statement under the heading “Transactions With Related Persons.”
Meetings of the Board of Directors
The Company conducts business through meetings of its Board of Directors and through activities of its committees. During the fiscal year ended December 31, 2018, the Board of Directors held 14 meetings. No director attended fewer than 75% percent of the total meetings of the Company’s Board of Directors and the board committees on which such director served.
Board Leadership Structure
At the Company, the positions of Chairman of the Board and Chief Executive Officer are held by different individuals. Chairman James Braun provides guidance to our Chief Executive Officer, Gary Koester, and is active in setting the agenda for Board meetings and presides over meetings of the full Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. We believe that this separation of roles enhances the Chairman’s leadership of the Board, which in turn oversees management, and enhances the Chief Executive Officer’s focus on managing Company operations. The Board is also involved in the strategic planning of the Company through formal discussions and approval of the Company’s strategic plan, which is updated annually.
Board’s Role in Risk Oversight
The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all Board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within the Company. Risks relating to the direct operations of the Bank are further overseen by the Board of Directors of the Bank, which currently consists of the same individuals who serve on the Board of Directors of the Company. Risk categories include credit, interest rate, liquidity, price, operational, information technology, compliance, capital, earnings, strategic, accounting and reputation risks. The Compliance Officer coordinates and oversees the risk and compliance programs with management. The Audit Committee coordinates and oversees the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them. Management reports action plans for any risk categories outside of acceptable tolerances.
Committees of the Board of Directors
The following table identifies our standing Board committees and their members as of March 29, 2019. All members of each committee are independent as defined by NASDAQ rules. Each committee listed below operates under a written charter or charters available in the “Investor Relations — Corporate Governance — Charters and Codes of Ethics” section of the Company’s website, www.eaglesavings.com.
	Nominating and Corporate Governance Committee	Compensation Committee	Audit Committee
James W. Braun	X	X**
Guy W. Cagney	X	X
Steven J. Dulle	X	X	X
Adam B. Goetzman	X**	X	X
Steven C. Kehoe	X	X	X**
Meetings in 2018:	[1]	[6]	[5]

**
Denotes Chairperson.

Audit Committee.   The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors of Eagle Financial has designated director Steven Kehoe as an “audit committee financial expert,” as that term is defined by the rules and regulations of the Securities and Exchange Commission (“SEC”). The report of the Audit Committee required by the rules of the SEC is included in this proxy statement under the heading “Audit Committee Report.”
Compensation Committee.   The Compensation Committee is responsible for the annual evaluation of the Chief Executive Officer as well as recommending to the full Board the compensation of the Chief Executive Officer and other executive officers and directors, and administering the overall compensation policy of the Company. The Compensation Committee’s duties include:

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establishing, reviewing, modifying and approving the executive compensation philosophy of the Company;

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reviewing at least annually the performance of the Chief Executive Officer and reviewing all compensation components for the Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives and perquisites;

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administering and having discretionary authority over the Company’s incentive compensation plans and programs;

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regularly evaluating the relationship between the Company’s overall compensation policies and practices and risk; and

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reviewing the Company’s employee benefits plans and other personnel, compensation, and related policies.

These duties and responsibilities are set forth in a written Charter reviewed by the Compensation Committee and approved by the Board of Directors annually.
The Compensation Committee considers the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking and/or would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee annually reviews the risk profile of our executive and broad-based compensation programs to determine if any practices might encourage excessive risk taking on the part of senior executives.
The Compensation Committee makes decisions about the Chief Executive Officer and executive officer compensation as part of the annual review of the performance of the Chief Executive Officer and the other executive officers. The Compensation Committee considers the Chief Executive Officer’s perspective on each executive officer’s individual performance (other than the Chief Executive Officer’s performance) and the performance of the Company. The Chief Executive Officer is not in the executive sessions or any meetings where his compensation and/or performance are being discussed. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including with respect to the adoption, amendment, modification or termination of the Company’s tax-qualified retirement plans and health and welfare plans.
Nominating and Corporate Governance Committee. The Company’s Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of shareholders, including considering recommendations for nominees submitted by shareholders. The procedures of the Nominating and Corporate Governance Committee, which are required to be disclosed by the rules of the SEC, are included in this proxy statement under the heading “Nominating and Corporate Governance Committee Procedures.”
The Nominating and Corporate Governance Committee also develops and recommends corporate governance guidelines to the Board for its approval, makes recommendations to the Board regarding the size and composition of the Board and develops and recommends to the Board criteria for the selection of individuals to be considered for election or re-election to the Board. The Nominating and Corporate Governance Committee reviews the Board’s committee structure and recommends to the Board, for its approval, directors to serve as members of each committee. In addition, the Nominating and Corporate Governance Committee develops and recommends to the Board for its approval an annual self-evaluation process of the Board and its committees.
Director Attendance at the Annual Meeting
The Board of Directors encourages each director to attend annual meetings of shareholders. All of our then-current directors attended the 2018 annual meeting of shareholders.

Nominating and Corporate Governance Committee Procedures
General
It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Shareholders
To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company located at Attention: Corporate Secretary, 6415 Bridgetown Road, Cincinnati, Ohio 45248.
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A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

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The name and address of the shareholder as they appear on the Company’s books, and the number of shares of the Company’s common stock that are owned beneficially by the shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

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The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership, if any, should be provided);

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A statement of the candidate’s business and educational experience;

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Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

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A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

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Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

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A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 150 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.
Process for Identifying and Evaluating Nominees
The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:
Identification.   For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee first develops an analysis of board skill needs. The Committee then identifies possible candidates meeting the requirements and relies on personal contacts of the committee members and other members of the Board of Directors as well as knowledge of the members of the communities served by the Bank who fit the criteria. Candidates are vetted and brought in for formal interviews with the Nominating and Corporate Governance Committee. The Nominating and Corporate

Governance Committee makes recommendations to the Board for additional interviews and vetting. After the candidate is fully vetted by the Committee and the Board of Directors, the Board of Directors vote on whether to nominate the candidate for election as a director. The Nominating and Corporate Governance Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.
Evaluation.   In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a background check of the individual and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.
Qualifications
The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has adopted, a set of criteria for the Nominating and Corporate Governance Committee to consider when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or Committee governing documents. If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the potential nominee based on the following criteria:
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Contribution to Board — The Company endeavors to maintain a Board that possesses a wide range of abilities. To that end, the Nominating and Corporate Governance Committee will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board.

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Experience — The Company is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of the Company’s business, the Nominating and Corporate Governance Committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies, and ability to read and understand fundamental financial statements.

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Familiarity with and Participation in Local Community — The Company is a community-orientated organization that serves the needs of local consumers and local businesses. Consistent with the local character of the Company’s business, the Nominating and Corporate Governance Committee will consider a candidate’s familiarity with the Company’s market area (or a portion thereof) and participation in local business, civic, charitable or religious organizations, as well as the candidate’s ties to local businesses.

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Integrity — Due to the nature of the financial services provided by the Company and its subsidiaries, the Company is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board is of utmost importance to developing and maintaining customer relationships. In order to uphold that trust, the Nominating and Corporate Governance Committee will consider a candidate’s personal and professional integrity, honesty and reputation.

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Stockholder Interests and Dedication — A basic fiduciary duty of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In order to discharge this obligation, the Nominating and Corporate Governance Committee will consider a candidate’s ability to represent the best interests of the Company and its stockholders, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend Board and committee meetings.

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Independence — A majority of the Board and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. In meeting this requirement, the Nominating and Corporate Governance Committee will consider the absence or presence of material relationships between a candidate and the Company (including those set forth in the NASDAQ rules) that might impact objectivity and independence of thought and judgment. In addition, the Committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. SEC regulations).

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Additional Factors — The Nominating and Corporate Governance Committee may also consider any other factors it deems relevant to a candidate’ s nomination, including the extent to which the candidate helps the Board reflect the diversity of the Company’s stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board, the number of independent directors, and the need for audit committee expertise.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; results of their annual board evaluation; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.
Submission of Business Proposals and Shareholder Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals that are intended to be included in the proxy statement for the Company’s next annual meeting will be subject to other requirements of the proxy rules adopted by the SEC.
In addition, the Company’s bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of the Company no earlier than the day on which public disclosure of the date of such annual meeting is first made and no later than the tenth day following the day on which public disclosure of the date of such annual meeting is first made.

Proposal 1 — Election of Directors
Eagle Financial Bancorp, Inc. and Eagle Savings Bank each have six directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Eagle Savings Bank will be elected by Eagle Financial Bancorp, Inc. as its sole stockholder. The table below sets forth certain information regarding the composition of the Board of Directors and management as well as stock ownership of directors and executive officers as of March 29, 2019. Except as indicated herein, there are no arrangements or understandings between any director and any other person pursuant to which the director was elected. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on 1,642,758 shares of Company common stock issued and outstanding as of March 29, 2019.
Name(1)	Age as of 12/31/18	Positions Held in Eagle Financial Bancorp, Inc.	Directors Since(2)	Term to Expire	Shares of Common Stock Beneficially Owned on the Record Date(3)	Percent of Class
Directors
Gary J. Koester	65	President, Chief Executive Officer and Director	1982	2019	54,332(4)	3.31%
James W. Braun	71	Chairman of the Board	1995	2021	12,580(5)	(* )
Guy W. Cagney	66	Director	2002	2020	37,580(6)	2.29%
Steven J. Dulle	61	Director	1996	2020	32,580(7)	1.98%
Adam B. Goetzman	59	Director	2008	2021	20,580	1.25%
Steven C. Kehoe	63	Director	2008	2019	22,580(8)	1.37%
Named Executive Officers Who Are Not Directors
Patricia L. Walter	43	Executive Vice President			38,854(9)	2.37%
Kevin R. Schramm	54	Vice President, Chief Financial Officer and Treasurer			24,271(10)	1.48%
All directors and executive officers as a group (10 persons)					250,063	15.22%

(*)
Less than 1%.

(1)
The mailing address for each person listed is 6415 Bridgetown Road, Cincinnati, Ohio 45248.

(2)
Includes initial appointment to the Board of Directors of our mutual bank predecessor.

(3)
Shares of common stock are held directly unless indicated otherwise in the footnotes below.

(4)
Includes 5,700 shares of common stock held in Mr. Koester’s individual retirement account, 20,000 shares held by Mr. Koester’s spouse, 14,300 shares held in Mr. Koester’s 401(k) plan account, 13,550 shares of unvested restricted stock awards and 782 shares held in Mr. Koester’s employee stock ownership plan (“ESOP”) account.

(5)
Includes 10,000 shares of common stock held in Mr. Braun’s individual retirement account and 2,580 shares of unvested restricted stock awards.

(6)
Includes 20,000 shares of common stock held in Mr. Cagney’s individual retirement account, 10,700 shares held by Mr. Cagney’s spouse’s individual retirement account and 2,580 shares of unvested restricted stock awards.

(7)
Includes 15,000 shares of common stock held in Mr. Dulle’s individual retirement account, 15,000 shares held by Mr. Dulle’s spouse’s individual retirement account and 2,580 shares of unvested restricted stock awards.

(8)
Includes 16,000 shares of common stock held in Mr. Kehoe’s individual retirement account and 2,580 shares of unvested restricted stock awards.

(9)
Includes 16,000 shares of common stock held in Ms. Walter’s individual retirement account, 12,650 shares held by Ms. Walter’s spouse’s individual retirement account, 1,350 shares held by Ms. Walter’s three children, 8,390 shares of unvested restricted stock awards and 465 shares held in Ms. Walter’s ESOP account.

(10)
Includes 10,000 shares of common stock held in Mr. Schramm’s individual retirement account, 10,000 shares held in Mr. Schramm’s 401(k) plan account, 3,870 shares of unvested restricted stock awards and 401 shares held in Mr. Schramm’s ESOP account.

Nominees for Election as Directors
The nominees for election as directors at the 2019 annual meeting of shareholders are Steven C. Kehoe and Gary J. Koester, each of whom is a current director of the Company and the Bank.
It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above unless other instructions are provided. If any nominee is unable to serve, the proxy committee will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
The Board of Directors recommends a vote “FOR” the election of
BOTH nominees.
The Business Background of Nominees and Continuing Directors and Executive Officers
The business experience for the past five years of each of our nominees and continuing directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Unless otherwise indicated, directors have held their positions for the past five years.
Nominees
Steven C. Kehoe is a founding member of Kehoe Financial Services, LLC, a regional office of Kestra and a Registered Investment Advisor in Cincinnati, Ohio since 1982. Mr. Kehoe’s practice is an independent fee-based financial planning practice primarily focusing on small business planning, investments, retirement planning and estate planning. Mr. Kehoe is also a Registered Representative with Kestra and a licensed agent with many leading insurance companies. Mr. Kehoe has served as a director of Eagle Savings Bank since 2008. Mr. Kehoe brings the Board extensive financial experience and will serve as the Board’s audit committee financial expert.
Gary J. Koester is our President and Chief Executive Officer and has served in those capacities with Eagle Savings Bank since 1996 and has served as a director of Eagle Savings Bank since 1982. Mr. Koester began his career at Eagle Savings Bank in 1977 and has held various other positions during his time with the Bank. His experience at Eagle Savings Bank includes all facets of the Bank including lending, operations, and information technology.
Directors Continuing in Office
The following directors have terms ending in 2020:
Guy W. Cagney is a local real estate agent with Coldwell Banker West Shell since 2012. Mr. Cagney is a licensed Real Estate Agent in Ohio, Indiana and Florida. He has built a 41 year successful real estate career and reputation mostly in residential real estate sales. He is a member of the Western Hills Lions Club, Elder High School Alumni Board and Cincinnati Area Board of Realtors Grievance Advisory Committee. Mr. Cagney offers the Board experience in marketing, community involvement and the real estate market in the Bank’s lending areas. Mr. Cagney has served as a director of Eagle Savings Bank since 2002.

Steven J. Dulle is the founder and President of Dulle and Company, a Cincinnati based advertising and marketing firm, which he started in 1982. His experience includes a wide variety of clients in the technology, service, manufacturing, home building, health care, financial services and consumer products industries. Mr. Dulle offers the Board his experience in developing marketing strategies and branding campaigns for local, national and international clients. Mr. Dulle has served as a director of Eagle Savings Bank since 1996.
The following directors have terms ending in 2021:
James W. Braun is retired since 2012, and the former Vice President of Technology for MAG IAS, LLC, an international capital equipment manufacturer. Mr. Braun has over 40 years of industry experience, including 25 years at Milacron, where he held various senior management positions in product development and international business management. Mr. Braun provides the Board with extensive local business experience, strategic planning and valuable insight into managing and overseeing a business. Mr. Braun has served as a director of Eagle Savings Bank since 1995 and has been the Chairman of the Board since 2007.
Adam B. Goetzman is the Development Director and Zoning Administrator of Northeast Green Township Zoning District. Mr. Goetzman is responsible for zoning, code enforcement and development review services with county and/or state agencies. He performs comprehensive land use planning and promotes business development and retention. Mr. Goetzman brings the Board extensive knowledge of the building industry and business in the Bank’s market. Mr. Goetzman has served as a director of Eagle Savings Bank since 2008.
Executive Officers Who Are Not Directors
Patricia L. Walter is our Executive Vice President and was hired in July 2016. For 11 years prior to joining the Bank, Ms. Walter served as the Controller and then the Senior Vice President of Finance for the former Cheviot Savings Bank. Ms. Walter began her career in 1997 working for six years with Grant Thornton LLP as an auditor, and then for two years with Comair, Inc., a former subsidiary of Delta Air Lines, as the Manager of Corporate Accounting.
Kevin R. Schramm is our Vice President, Chief Financial Officer and Treasurer. Mr. Schramm has served as Chief Financial Officer and Treasurer with Eagle Savings Bank since September 2006, and was named Vice President in 2017. Mr. Schramm began his career in 1986 with Cinco Federal Credit Union where he spent 17 years in various positions, including Operations Manager and Controller. Mr. Schramm’s experience also includes service as the Chief Financial Officer of the former Cottage Savings Bank.
W. Raymond McCleese is our Vice President of Commercial Lending since being hired in May 2016. Prior to joining Eagle Savings Bank, he served two years as a Vice President of Commercial Lending for First Financial Bank, and for over four years as a Vice President and a part of senior management with the former Merchants Bank and Trust, heading up the Commercial and Industrial division. He has also served as a Federal SBSE Agent for the Internal Revenue Service, Chief Financial Officer of a mid-sized interior design firm, and as a staff accountant for a well-established local CPA firm.
Joseph A. Ventre joined Eagle Savings Bank as our Vice President of Residential Lending in January 2019. Prior to joining Eagle Savings Bank, he served two years as Vice President and Director of Lending for Dearborn Savings Bank, and eleven years as Senior Vice President of Mortgage Banking for Cincinnati Federal Savings Bank. Mr. Ventre also served as President of Signature Home Loans, Inc., a company he founded in 2001.

Executive Compensation
Summary Compensation Table.   The following table sets forth certain information as to the total compensation paid by Eagle Savings Bank to Gary J. Koester, President and Chief Executive Officer, Patricia L. Walter, Executive Vice President, and Kevin Schramm, Vice President, Chief Financial Officer and Treasurer, for the years indicated. The individuals listed in the table below are referred to as “Named Executive Officers.”
Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards(1)(2) ($)	Stock Awards(1)(3) ($)	All other Compensation(4) ($)	Total ($)
Gary J. Koester President and Chief Executive Officer	2019	187,388	22,264	198,333	213,413	44,623	666,021
	2018	162,898	49,005	—	—	33,936	245,839
Patricia L. Walter Executive Vice President	2019	131,028	15,773	117,222	132,143	11,922	408,088
	2018	122,989	37,636	—	—	3,816	164,441
Kevin R. Schramm Vice President, Chief Financial Officer & Treasurer	2019	110,481	12,085	54,111	60,953	11,148	248,778
	2018	104,948	31,231	—	—	5,708	141,887

(1)
Amounts included in the “Stock Awards” and “Option Awards” columns represent grants under our 2018 Equity Incentive Plan that were made on October 4, 2018. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants vest (are earned) at a rate of 20% per year beginning October 4, 2019, none of the Named Executive Officers actually recognized any income from the awards during the year ended December 31, 2018.

(2)
Reflects the aggregate grant date fair value of awards of stock options granted to each executive officer on October 4, 2018 with a grant date fair value of  $5.59 per stock option and an exercise price of $15.75 per option. The assumptions used in the valuation of these options are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
Reflects the aggregate grant date fair value of restricted stock awards granted to each executive officer on October 4, 2018 with a grant date market value of  $15.75 per share. The assumptions used in the valuation of these awards are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)
A break-down of the various elements of compensation in this column for 2018 is set forth in the following table:

All Other Compensation
Name	Board and Other Fees ($)	Employer Contributions to 401(k) Plan ($)	Total All Other Compensation ($)
Gary J. Koester	24,000	7,986	44,623
Patricia L. Walter	—	4,404	11,922
Kevin R. Schramm	—	4,668	11,148
Benefit Plans and Agreements
Employment Agreements.   Eagle Financial Bancorp, Inc. and Eagle Savings Bank have entered into employment agreements with Gary J. Koester, our President and Chief Executive Officer, Patricia L. Walter, our Executive Vice President and Kevin R. Schramm, our Vice President, Chief Financial Officer and

Treasurer. Our continued success depends to a significant degree on the skills and competence of Mr. Koester, Ms. Walter and Mr. Schramm, and the employment agreements are intended to ensure that we maintain a stable management base following the conversion and offering.
Each employment agreement has substantially similar terms, except for the term of the agreements. Mr. Koester’s agreement has an initial three-year term and, commencing on January 1, 2019, and on each subsequent January 1st thereafter the agreement will be renewed for an additional year so that the remaining term will always be three years from the applicable January 1st renewal date, unless a notice is provided to Mr. Koester that the agreement will not renew. Ms. Walter’s and Mr. Schramm’s agreements have an initial two-year term with the same renewal provisions as provided in Mr. Koester’s agreement. The current base salary for Mr. Koester is $184,155, Ms. Walter’s current base salary is $131,127 and the current base salary for Mr. Schramm is $109,964. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, if any, and other fringe benefit plans, if any, applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) for Mr. Koester’s agreement only, a failure to appoint him to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of his position, (c) relocation of the executive’s office by more than 30 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Eagle Savings Bank, or (e) a material breach of the employment agreement by Eagle Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Eagle Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage until the earlier of: (i) the executive’s employment by another employer whereby the executive receives substantially similar insurance coverage or (ii) for the remaining unexpired term of the employment agreement. If such coverage is not permitted by applicable law or if providing such benefits would subject Eagle Savings Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits.
In the event of a change in control of Eagle Savings Bank or Eagle Financial Bancorp, Inc. followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above, within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three times (two times for Ms. Walter and Mr. Schramm) the sum of  (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three completed fiscal years (two completed fiscal years for Ms. Walter and Mr. Schramm) prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably be expected to have been made on the executive’s behalf under Eagle Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional 36 months (24 months for Ms. Walter and Mr. Schramm) after termination of employment, earning the salary that would have been achieved during such period. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage until the earlier of: (i) the executive’s employment by another employer whereby the executive receives substantially similar insurance coverage or (ii) for 36 months (24 months for Ms. Walter and Mr. Schramm). If such coverage is not permitted by applicable law or if providing such benefits would subject Eagle Savings Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.
Under the employment agreement, if the executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive will receive benefits under any short-term or long-term disability plans maintained by Eagle Savings Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, Eagle Savings Bank will pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability. Eagle Savings Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of  (i) the date the executive returns to full-time employment with Eagle Savings Bank, (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.
Upon termination of the executive’s employment, the executive will be subject to certain restrictions on his ability to compete for six months, or to solicit business or employees of Eagle Savings Bank and Eagle Financial Bancorp, Inc. for a period of one year following termination of employment. The non-competition provision does not apply if a termination of employment occurs following a change in control.
Supplemental Executive Retirement Plan.   Eagle Savings Bank adopted a Supplemental Executive Retirement Plan effective as of January 1, 2010 (the “SERP”). Mr. Koester and Mr. Schramm are participants in the Plan and each executive entered into a participation agreement evidencing his or her participation in the plan. Under the Plan, which is a nonqualified deferred compensation plan subject to Section 409A of the Internal Revenue Code, the executive is entitled to receive a benefit equal to 45% of the executive’s final average salary (as defined in the SERP) payable for 15 years following a termination of employment on or after age 66, with the benefit paid in monthly installments. The annual benefit is subject to a ten-year vesting schedule, with zero percent vesting in the first five years, 20% vesting after six years, and 20% thereafter for each additional year of service. If the executive terminates employment prior to age 66 (other than due to disability or following a change in control), the executive will be entitled to receive a lump sum payment equal to his vested accrued benefit liability (as defined in the SERP) within 90 days following the date of termination. The agreement also provides a benefit in the event of the executive’s disability or upon the occurrence of a change in control.
401(k) Plan.   Eagle Savings Bank maintains the Eagle Savings Bank 401(k) Profit Sharing Plan and Trust, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). Our executive officers are eligible to participate in the 401(k) Plan just like any other employee. An employee must attain age 21 and complete one year of service to be eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2019, the salary deferral contribution limit is $19,000, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for a total of  $25,000. In addition to salary deferral contributions, Eagle Savings Bank may make discretionary matching and profit sharing contributions. A participant is always 100% vested in his or her salary deferral contributions and a participant will become vested in employer matching contributions at a rate of 20% per year, beginning with two years of vesting service, and the participant will become 100% vested over a six-year period. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with Eagle Financial Bancorp, Inc.
Employee Stock Ownership Plan.   Eagle Financial Bancorp, Inc. adopted an employee stock ownership plan for eligible employees. Eagle Financial Bancorp, Inc.’s named executive officers are eligible to participate in the employee stock ownership plan just like any other employee. Eligible employees who have attained age 21 may participate in the employee stock ownership plan on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 129,024 shares of Eagle Financial Bancorp, Inc. common stock in the conversion. The employee stock ownership plan funded its stock purchase with a loan from Eagle Financial Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Eagle Financial Bancorp, Inc.’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be a fixed rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. See “Pro Forma Data.”
The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become vested in his or her account balance at a rate of 20% per year, beginning with two years of vesting service, and the participant will become 100% vested over a six-year period. Participants who were employed by Eagle Financial Bancorp, Inc. immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.
The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.
Under applicable accounting requirements, Eagle Financial Bancorp, Inc. will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Eagle Financial Bancorp, Inc.’s earnings.
Equity Incentive Plan
Our shareholders have approved the Eagle Financial Bancorp, Inc. 2018 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of Eagle Financial Bancorp, Inc. and Eagle Savings Bank with additional incentives to promote the growth and performance of the Company. Subject to permitted adjustments for certain corporate transactions, the 2018 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 225,792 shares of Eagle Financial Bancorp, Inc. common stock pursuant to grants of incentive and non-qualified stock options and restricted stock awards. Of this number, the maximum number of shares of Eagle Financial Bancorp, Inc. common stock that may be issued under the 2018 Equity Incentive Plan pursuant to the exercise of stock options is 161,280 shares, and the maximum number of shares of Eagle Financial Bancorp, Inc. common stock that may be issued as restricted stock awards is 64,512 shares.
The 2018 Equity Incentive Plan is administered by Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the 2018 Equity Incentive Plan. The Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2018 Equity Incentive Plan; and interpret the 2018 Equity Incentive Plan. The 2018 Equity Incentive Plan also permits the Committee to delegate all or any portion of its responsibilities and powers.
The Company’s employees and outside directors are eligible to receive awards under the 2018 Equity Incentive Plan. Awards may be granted in a combination of restricted stock awards, incentive stock options, and non-qualified stock options. The exercise price of stock options granted under the 2018 Equity Incentive Plan may not be less than the fair market value on the date the stock option is granted. Stock options are subject to vesting conditions and restrictions as determined by the Committee. Stock awards under the 2018 Equity Incentive Plan will be granted only in whole shares of common stock. All restricted stock and stock option grants will be subject to conditions established by the Committee that are set forth in the award agreement.
The Committee approved awards under the 2018 Equity Incentive Plan on September 18, 2018 to Directors, and on October 4, 2018 to Executive Officers and other employees. All stock options and restricted stock awards are subject to time-based vesting and vest over a five-year period, with 20% of the awards vesting each year.
Stock Based Compensation
Set forth below is certain information regarding outstanding equity awards granted to the named executive officers at December 31, 2018:
Outstanding Equity Awards at Fiscal Year-End
	Option awards(1)				Stock awards(2)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)
Gary J. Koester	—	35,480	15.75	10/04/2028	13,550	205,554
Patricia L. Walter	—	20,970	15.75	10/04/2028	8,390	127,276
Kevin R. Schramm	—	9,680	15.75	10/04/2028	3,870	58,708

(1)
Stock option awards listed represent grants under our 2018 Equity Incentive Plan. Grants were made on October 4, 2018, and they vest at a rate of 20% per year beginning on October 4, 2019.

(2)
Stock awards listed represent grants under our 2018 Equity Incentive Plan. Grants were made on October 4, 2018 and vest at a rate of 20% per year beginning on October 4, 2019.

(3)
The amounts in this column are based on the fair market value of our common stock on December 31, 2018 of  $15.17 per share.

Director Compensation
The following table sets forth for the year ended December 31, 2018 certain information as to the total remuneration we paid to our directors other than Gary J. Koester. Information with respect to director fees paid to Mr. Koester is included above in “Executive Officer Compensation — Summary Compensation Table.”
Name	Fees earned or paid in cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(3) ($)	All Other Compensation ($)	Total ($)
Steven J. Dulle	24,000	40,996	35,932	—	100,928
James W. Braun	34,000	40,996	35,932	—	110,928
Guy W. Cagney	24,000	40,996	35,932	—	100,928
Steven C. Kehoe	24,000	40,996	35,932	—	100,928
Adam B. Goetzman	24,000	40,996	35,932	—	100,928

(1)
Amounts included in the “Stock Awards” and “Option Awards” columns for the year ended December 31, 2018, represent grants under our 2018 Equity Incentive Plan that were made on September 18, 2018. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants vest (are earned) at a rate of 20% per year beginning September 18, 2019, none of the directors actually recognized any income from the awards during the year ended December 31, 2018. At December 31, 2018, each director had 6,451 outstanding stock options and 2,580 restricted stock awards.
(2)
Reflects the aggregate grant date fair value of restricted stock awards granted to directors on September 18, 2018 with a grant date market value of  $15.89 per share. These awards vest equally over a five-year period beginning on September 18, 2019. Each director listed in the table serving as a director on the date of grant was granted 2,850 shares of restricted stock. The assumptions used in the valuation of these awards are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission.

(3)
Reflects the aggregate grant date fair value of awards of stock options granted to directors on September 18, 2018 with a grant date fair value of  $5.57 per stock option and an exercise price of $15.89 per option. These awards vest equally over a five-year period beginning on September 18, 2019. Each director listed in the table who was serving as a director on the date of grant was granted 6,451 stock options. The assumptions used in the valuation of these options are included in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Director Fees
Directors earn an annual fee and no additional fees, such as meeting or committee fees, are paid. For the year ended December 31, 2018, each director was paid an annual fee of  $24,000. The Chairman of the Board, Mr. Braun, receives an additional $10,000 annual fee.
Director Plan
Supplemental Director Retirement Plan.   Eagle Savings Bank adopted a Supplemental Executive Retirement Plan effective as of January 1, 2010 (the “Director Plan”). Mr. Braun, Mr. Cagney, Mr. Dulle, Mr. Goetzman, Mr. Kehoe and Mr. Koester are participants in the Plan and each director entered into a participation agreement evidencing his and her participation in the plan. Under the Plan, which is a nonqualified deferred compensation plan subject to Section 409A of the Internal Revenue Code, the director is entitled to receive to $1,000 for each year of service payable for 5 years following a separation from service on or after age 70, with the benefit paid in monthly installments. The annual benefit is subject to a ten-year vesting schedule, with zero percent vesting in the first five years, 20% vesting after six years, and 20% thereafter for each additional year of service. If a director terminates employment prior to age 70 (other than due to disability or following a change in control), the director will be entitled to receive a lump sum payment equal to the vested accrued benefit liability (as defined in the Director Plan) within 90 days from the director’s separation from service. The agreement also provides a benefit in the event of the director’s death, disability or upon the occurrence of a change in control.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed BKD to be the Company’s independent registered public accounting firm for the year ending December 31, 2019, subject to ratification by shareholders. A representative of BKD expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.
If the ratification of the appointment of BKD is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.
Even if the selection of BKD is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of the Company and its shareholders.
The Board of Directors recommends a vote “FOR” the ratification of BKD, LLP as independent registered public accounting firm for the year ending December 31, 2019.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by BKD during the fiscal years ended December 31, 2018 and 2017, respectively.
	2018	2017
Audit Fees	$101,712	$92,663
Audit-Related Fees	$—	$125,810
Tax Fees	$8,900	$19,400
All Other Fees	$—	$—
Audit Fees.   The aggregate fees billed to us for professional services rendered for the audit of our annual consolidated financial statements, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with our engagement were $101,712 and $92,663 during the years ended December 31, 2018 and 2017, respectively.
Audit Related Fees.   During the years ended December 31, 2018 and 2017, audit-related fees of $0 and $125,810 were billed, respectively. In 2017, all of such fees consisted of fees for services related to the mutual-to-stock conversion of Eagle Savings Bank and our stock offering, including review of the registration statement and prospectus, the issuance of consents, participation in drafting sessions, the preparation of accounting opinions, assistance with responses to regulatory accounting comments and the preparation of a comfort letter.
Tax Fees.   The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance were $8,900 and $19,400 during the years ended December 31, 2018 and 2017, respectively.
All Other Fees.   There were no other fees billed during the years ended December 31, 2018 and 2017, respectively.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax compliance services and tax advice rendered and services performed in connection with the mutual-to-stock conversion of Eagle Savings Bank and our related stock offering, was compatible with maintaining the independence of BKD, LLP. The Audit Committee concluded that performing such services did not affect the independence of BKD, LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees and all other fees described above were approved as part of our engagement of BKD, LLP.

REPORT OF THE AUDIT COMMITTEE
The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their consideration of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s consolidated financial statements to U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2018 and 2017 for filing with the SEC. The Audit Committee also has approved, subject to shareholder ratification, the selection of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
Audit Committee of the Board of Directors of
Eagle Financial Bancorp, Inc.
Steven C. Kehoe (Chair)
Steven J. Dulle
Adam B. Goetzman

Stock Ownership of Certain Beneficial Owners
The following table provides information as of March 29, 2019, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 1,642,758 shares of Company common stock issued and outstanding as of March 29, 2019.
Name and Address	Number of Shares Owned	Percent of Common Stock Owned
Eagle Savings Bank Employee Stock Ownership Plan Trust(1) Community Bank of Pleasant Hill, dba First Trust of MidAmerica 1901 Frederic Avenue, Suite 100 St. Joseph, Missouri 64501	129,024	7.85%
AllianceBernstein L.P.(2) 1345 Avenue of the Americas New York NY 10105	90,174	5.49%

(1)
Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary duties, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. At March 29, 2019, 12,902 shares were allocated, and 116,122 shares were unallocated.

(2)
On a Schedule 13G filed on February 13, 2019, AllianceBernstein L.P. reported sole dispositive power and sole voting power with respect to 90,174, of the Company’s common stock. The Schedule 13G noted that AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. and an indirect majority owned subsidiary of AXA SA. AllianceBernstein operates under independent management and makes independent decisions from AXA and AXA Equitable Holdings and their respective subsidiaries and AXA and AXA Equitable Holdings calculate and report beneficial ownership separately from AllianceBernstein.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Eagle Financial common stock during the year ended December 31, 2018.
Transactions with Related Persons
Loans and Extensions of Credit.   The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Eagle Savings Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2018, total outstanding loans to directors and executive officers totaled $17,000, with an additional $33,000 in available credit on such loans. At December 31, 2018, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Eagle Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2018, and were made in compliance with federal banking regulations.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders should be addressed to Eagle Financial Bancorp, Inc. 6415 Bridgetown Road, Cincinnati, Ohio, 45248. Communications to the Board of Directors should be in the care of Patricia L. Walter, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Shareholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Adam B. Goetzman, the Chair of the Nominating and Corporate Governance Committee of the Board of Directors. It is in the discretion of the Nominating and Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.
Miscellaneous
The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.
The Company’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.
BY ORDER OF THE BOARD OF DIRECTORS
Patricia L. Walter
Corporate Secretary
Cincinnati, Ohio
April 25, 2019

REVOCABLE PROXY

EAGLE FINANCIAL BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS

May 30, 2019
3:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Eagle Financial Bancorp, Inc. (the “Company”), consisting of Steven J. Dulle and Guy W. Cagney, or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 30, 2019 at 3:00 p.m., local time, at the Western Hills Country Club, located at 5780 Cleves Warsaw Pike, Cincinnati, Ohio, 45233, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1.
The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Steven C. Kehoe and Gary J. Koester
FOR ☐	WITHHOLD ☐	FOR ALL EXCEPT ☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.
2.
The ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the listed proposals. If other business is presented at the Annual Meeting, including whether or not to postpone or adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.
Date:	SIGNATURE OF SHAREHOLDER
SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Important Notice Regarding the Availability of Proxy Materials
The Company’s Proxy Statement, including the Notice of the Annual Meeting of
Shareholders and the 2018 Annual Report to Shareholders are each available on the internet at:
http://www.cstproxy.com/eaglesavings/2019.
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.